EXHIBIT 10.18

AMENDMENT

TO DPSP/START PLAN

Morgan Stanley & Co. Incorporated hereby amends the Morgan Stanley DPSP/START Plan, as amended (the “DPSP/START Plan”), effective October 1, 2002, as follows:

1. Section 2 of the DPSP/START Plan shall be amended by inserting the following new definitions in the appropriate places based on alphabetical ordering:

““Release” means any termination of a Participant’s employment which is initiated by the Participating Company employing the Participant by reason of its decision to close permanently a branch office or other facility, or to reduce permanently the number of employees which it employs due to a substantial change in economic conditions.”

““Testing Compensation” means the total compensation actually paid to an Eligible Employee for a Plan Year by the Affiliated Group member that employs the Eligible Employee, as reported on the Internal Revenue Service Form W-2 (or its equivalent) issued with respect to the Eligible Employee, plus any elective deferrals or contributions made with respect to the Eligible Employee as described in Code section 415(c)(3)(D), including elective deferrals or contributions under Code section 401(k), 125 or 132(f)(4), provided that, to the extent applicable, the annual compensation of an Eligible Employee taken into account shall not exceed the $200,000 compensation limit under Code section 401 (a) (17), as adjusted for cost-of-living increases in accordance with Code section 401(a) (17) (B).”

““Total and Permanent Disability” (or “Totally and Permanently Disabled”) means that, due to a medically determinable physical or mental impairment which is reasonably expected to last for a continuous period of not less than 12 months or to result in death, a Participant is unable to perform his or her regularly assigned job or another job for which the Participant will be paid Earnings approximately equivalent to the Earnings paid with respect to such regularly assigned job. The Committee shall determine whether a person ceased to be an employee by reason of Total and Permanent Disability based on such person’s eligibility to receive long-term disability benefits under a plan of his or her employer.”

2. The definition of “Entry Date” in Section 2 of the DPSP/START Plan shall be amended by adding the following paragraph at the end thereof:

“For purposes of this definition, a pay date is each date on which an Employee is scheduled to be paid regular cash compensation (including bonuses) under the payroll system of the Participating Company that employs such Employee.”

3. The definition of “Excess Aggregate Contributions” in Section 2 of the DPSP/START Plan shall be amended to read as follows:

““Excess Aggregate Contributions” means the aggregate amount by which the amount of contributions made by or on behalf of Highly Compensated Employees which are taken into account for purposes of the ACP test exceeds the maximum amount of such contributions permitted under Code section 401(m)(2), as set forth in Section 5(h)(i). The maximum amount of such contributions shall be determined by hypothetically reducing the contributions made by or on behalf of Highly Compensated Employees in order of their actual contribution ratios, as described in Section 5(h)(i), beginning with the highest of such actual contribution ratios. Excess Aggregate Contributions for a Plan Year shall be allocated to Highly Compensated Employees in accordance with Code section 401(m)(6)(C), on the basis of the largest dollar amounts of such contributions taken into account for purposes of the ACP test for the Plan Year, beginning with the Highly Compensated Employee with the highest such dollar amount for the Plan Year and continuing in descending order until the total amount of the Excess Aggregate Contributions has been allocated.”

4. The definition of “Excess Contributions” in Section 2 of the DPSP/START Plan shall be amended to read as follows:

““Excess Contributions” means the aggregate amount by which the amount of contributions made by or on behalf of Highly Compensated Employees which are taken into account for purposes of the ADP test exceeds the maximum amount of such contributions permitted under Code section 401(k)(3), as set forth in Section 5(f)(i). The maximum amount of such contributions shall be determined by hypothetically reducing the Contributions made by or on behalf of Highly Compensated Employees in order of their actual deferral ratios, as described in Section 5(f)(i), beginning with the highest of such actual deferral ratios. Excess Contributions for a Plan Year shall be allocated to Highly Compensated Employees in accordance with Code section 401(k)(8)(C), on the basis of the largest dollar amounts of such contributions taken into account for purposes of the ADP test for the Plan Year, beginning with the Highly Compensated Employee with the highest such dollar amount for the Plan Year and continuing in descending order until the total amount of the Excess Contributions has been allocated.”

5. The definition of “Hour of Service” in Section 4(a) of the DPSP/START Plan shall be amended by adding the following paragraph at the end thereof:

“Notwithstanding the foregoing, in the case of a Part-time Employee, for eligibility purposes, an “Hour of Service” means:

“(i) each hour for which an Employee is paid, or entitled to payment, for the performance of services for a Participating Company or member of the Affiliated Group, credited for the Plan Year in which such services were performed;

“(ii) each hour of a period during which no duties are performed due to holiday, incapacity, layoff, or Authorized Absence, determined in accordance with the following rules:

“(1) if the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or member of the Affiliated Group on account of such period of absence –

“(A) he or she shall be credited with Hours of Service during the entire period of absence in accordance with paragraphs (v) and (vi) of this definition, if he or she returns to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period; and

“(B) he or she shall be credited with Hours of Service in accordance with paragraphs (v) and (vi) of this definition up to a maximum of 501 Hours of Service in each such period of absence, if he or she does not return to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period;

“(2) if the Employee is not paid, or entitled to payment, by a Participating Company or member of the Affiliated Group on account of such period of absence -

“(A) he or she shall be credited with 40 Hours of Service for each week, or eight Hours of Service for each week day, of the period of absence, if he or she returns to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period; and

“(B) he or she shall be credited with no Hours of Service in respect of such period of absence, if he or she does not return to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period;

“(iii) each hour during the Employee’s period of service in the Armed Forces of the United States, credited on the basis of 40 Hours of Service for each week, or eight Hours of Service for each week day, of such service, if the Employee retains re-employment rights under the Military Selective Service Act (or similar legislation) and is re-employed by a Participating Company or member of the Affiliated Group within the period provided by such Act (or legislation); and

“(iv) each hour for which an Employee has been awarded, or is otherwise entitled to, back pay from a Participating Company or member of the Affiliated Group, irrespective of mitigation of damages, if he or she is not entitled to credit for such hour under any other paragraph of this definition.

“(v) The number of an Employee’s Hours of Service and the Plan Year or other computation period to which they are to be credited shall be determined in accordance with Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, which Section and any successor thereto is hereby incorporated by reference into this Plan.

“(vi) In the case of an Employee whose compensation is not determined on the basis of certain amounts for each hour worked, such Employee’s Hours of Service need not be determined from employment records, and such Employee may, in accordance with uniform and nondiscriminatory rules adopted by the Administrative Committee, be credited with 45 Hours of Service for each week in which he or she would be credited with any Hours of Service under the foregoing provisions of this definition.”

6. Section 5(f)(i) of the DPSP/START Plan shall be amended to read as follows:

“(i) Elective Deferrals hereunder shall satisfy one of the following actual deferral percentage tests (referred to as the “ADP test”) for the Plan Year in accordance with the provisions of Code section 401(k)(3) and the applicable regulations thereunder:

“1. the actual deferral percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

“2. the actual deferral percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year multiplied by two; provided that the actual deferral percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the actual deferral percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year by more than two percentage points.

“For purposes of this provision, the actual deferral percentage for a group of Eligible Employees for a Plan Year is the average of the actual deferral ratios of the employees in the group. An Eligible Employee’s actual deferral ratio is a fraction with a numerator equal to the Elective Deferrals made by the Eligible Employee for the Plan Year, plus any additional amounts provided for below in this Section 5(f), and a denominator equal to the Eligible Employee’s Testing Compensation for the Plan Year. The actual deferral percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year shall be determined in accordance with applicable rules and regulations issued by the Secretary of the Treasury under Code section 401(k).”

7. Section 5(h)(i) of the DPSP/START Plan shall be amended to read as follows:

“(i) After-Tax Adjustment Contributions hereunder shall satisfy one of the following actual contribution percentage tests (referred to as the “ACP test”) for the Plan Year in accordance with the provisions of Code section 401(m) and the applicable regulations thereunder:

“1. the actual contribution percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the actual contribution percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

“2. the actual contribution percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the actual contribution percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year multiplied by two; provided that the actual contribution percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the actual contribution percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year by more than two percentage points.

“For purposes of this provision, the actual contribution percentage for a group of Eligible Employees for a Plan Year is the average of the actual contribution ratios of the employees in the group. An Eligible Employee’s actual contribution ratio is a fraction with a numerator equal to the After-Tax Adjustment Contributions made by the Eligible Employee for the Plan Year, plus any additional amounts provided for below in this Section 5(h), and a denominator equal to the Eligible Employee’s Testing Compensation for the Plan Year. The actual contribution percentage for the prior Plan Year for the group who were Eligible Employees and not Highly Compensated Employees for the prior Plan Year shall be determined in accordance with applicable rules and regulations issued by the Secretary of the Treasury under Code section 401(m).”

8. Section 10(a)(ii) shall be amended to read as follows:

“(ii) Vesting in ESOP Diversification Transfers. Amounts attributable to an IIG Participant’s ESOP Diversification Transfers shall continue to be subject to the vesting schedule applicable to the transferred amounts under the terms of the ESOP. Under the ESOP, IIG Participants are eligible to receive “Matching Allocations” on the terms and conditions set forth therein, which are subject to vesting provisions that generally mirror the provisions set forth in Supplement E to this Plan (including the provisions providing for accelerating vesting if an IIG Participant reaches age 65 while employed by a Participating Company or Affiliated Group member, or if the IIG Participant terminates employment as a result of death, Total and Permanent Disability, Retirement or Release), with the following modifications:

“(1) The portion of an IIG Participant’s ESOP account attributable to Matching Allocations with respect to Plan Years beginning on or after January 1, 2002 vests no later than provided under the following schedule:

Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

“(2) An IIG Participant will fully vest in any cash dividends on Morgan Stanley Stock with respect to which the IIG Participant is offered an election under Section 5.04 of the ESOP (i.e., as to whether the dividends will be distributed or reinvested in Morgan Stanley Stock), without regard to whether the IIG Participant is vested in the Morgan Stanley Stock with respect to which such dividends are paid.

“For purposes of this Section 10(a)(ii), a Year of Service under the ESOP has the same meaning as that term under Section 4(a) of this Plan. The terms Total and Permanent Disability, Retirement and Release under the ESOP have the same meanings as those terms under Section 2 of this Plan.”

9. Section 13(a)(i) of the DPSP/START Plan shall be amended to read as follows:

“(i) Anything in the Plan to the contrary notwithstanding, distributions under this Plan shall meet the requirements of Code section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental death benefit requirements of Treas. Reg. section 1.401(a)(9)-2. Such requirements are incorporated herein by reference.”

10. The first clause in Section 13(b)(i) shall be deleted and replaced with the following:

“For purposes of this Section 13, compensation means Testing Compensation;”

11. Section 3(a) in Supplement A to the DPSP/START Plan shall be amended by replacing the words “Code sections 401(a)(4) and 410” in clause (i) with the words “Code section 401(a)(4) or 410.”

12. Section 3(b) in Supplement A to the DPSP/START Plan shall be amended to read as follows:

“(b) “Compensation” means the total compensation actually paid to the Participant by the Affiliated Group member that employs such Participant, as reported on the Internal Revenue Service Form W-2 (or its equivalent) issued with respect to such Participant plus any elective deferrals or contributions made with respect to a Participant as described in Code section 415(c)(3)(D), including elective deferrals or contributions under Code section 401(k), 125 or 132(f)(4), provided that the annual compensation of a Participant taken into account shall not exceed the $200,000 compensation limit under Code section 401 (a) (17), as adjusted for cost-in-living increases in accordance with Code section 401 (a) (17) (B).”

13. Section 3(g) in Supplement A to the DPSP/START Plan shall be amended by replacing the words “Code sections 401(a)(4) and 410” at the end of such Section with the words “Code section 401(a)(4) or 410.”

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of the 24th day of December, 2003.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY